                                                                OTHER EXHIBITS-6

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference made to our firm under the caption "Accounting and Auditing Experts" and to the use of our report dated February 1, 2002, with respect to the financial statements of American General Life Insurance Company included in this Pre-Effective Amendment No. 1 to the Registration Statement (Form S-6, Nos. 333-82982 and 811-08561) of American General Life Insurance Company Separate Account VL-R.

                                                     /S/ ERNST & YOUNG LLP


Houston, Texas
May 6, 2002